                                                                    Exhibit 99.1

                       Report of Independent Accountants
                       ---------------------------------



June 4, 1998



To The Board of Directors and Shareholders of Tarquin Plc

We have audited the accompanying consolidated balance sheets of Tarquin plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, of changes in stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tarquin plc and its subsidiaries at December 31, 1997 and 1996, and the results of their operations, their changes in stockholders' equity and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles of the United States of America.





/s/ Price Waterhouse
--------------------
    Price Waterhouse

TARQUIN PLC

Consolidated Statements of Income
Year Ended December 31,

                                                              1997        1996        1995
                                                           -------------------------------
                                                             $'000       $'000       $'000
Revenues
Premiums                                                   223,193     189,534     123,140
Net investment income                                       19,835       9,900       6,138
Net realized investment gains/(losses)                           5        (283)          -
Other income                                                13,393      18,065      12,820
------------------------------------------------------------------------------------------

Total revenues                                             256,426     217,216     142,098
------------------------------------------------------------------------------------------

Expenses
Claims, losses and loss adjustment expenses                113,811      63,971      41,705
Policy acquisition expenses                                 48,934      51,108      33,550
Other operating costs                                       18,209      23,149      20,926
------------------------------------------------------------------------------------------

Total losses and expenses                                  180,954     138,228      96,181
------------------------------------------------------------------------------------------

Income before income taxes                                  75,472      78,988      45,917

Income taxes:
Current                                                     (6,895)     (5,321)     (3,787)
Deferred                                                   (19,000)    (23,602)    (14,637)
------------------------------------------------------------------------------------------

Total tax expense                                          (25,895)    (28,923)    (18,424)
------------------------------------------------------------------------------------------

Net income                                                  49,577      50,065      27,493
------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

TARQUIN PLC

Consolidated Balance Sheets
Year Ended December 31,


                                                                      1997         1996
                                                                   --------------------
                                                                     $'000        $'000
Assets:
Cash & Invested Assets:
Fixed maturities - available for sale, at fair value               192,017       77,609
Equity securities - available for sale, at fair value                9,534       12,588
Cash and cash equivalents                                          127,292      129,371
---------------------------------------------------------------------------------------

Total cash & invested assets                                       328,843      219,568
---------------------------------------------------------------------------------------

Accrued investment income                                            3,037        1,865
Deferred policy acquisition costs                                   18,619       18,933
Amounts due from intermediaries                                    117,427      104,255

Reinsurance receivables:
Outstanding claims, losses and loss adjustment expenses            144,363      129,900
Unearned premiums                                                   26,651       26,241
Reinsurance to close from syndicate 488                              6,363            -
---------------------------------------------------------------------------------------

Total reinsurance receivables                                      177,377      156,141
---------------------------------------------------------------------------------------

Intangible assets                                                   46,634       39,856
Accrued profit commission                                           18,940       29,358
Fixed assets                                                         1,093        1,553
Other assets                                                        21,611        5,546
---------------------------------------------------------------------------------------

Total assets                                                       733,581      577,075
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

TARQUIN PLC

Consolidated Balance Sheets
Year Ended December 31,

                                                                      1997         1996
                                                                   --------------------
                                                                     $'000        $'000
Liabilities:
Insurance liabilities and accruals:
     Outstanding claims, losses and loss adjustment expenses       305,419      207,968
     Unearned premiums                                              87,526       95,075
---------------------------------------------------------------------------------------

     Total insurance liabilities and accruals                      392,945      303,043
---------------------------------------------------------------------------------------

Expenses payable                                                    20,210       16,555
Taxes payable                                                        7,729        6,934
Long-term debt                                                      45,931       49,005
Deferred income taxes                                               66,122       47,060
---------------------------------------------------------------------------------------

Total liabilities                                                  532,937      422,597
---------------------------------------------------------------------------------------

Contingencies - Note 17

Shareholders' equity
Common stock                                                         7,588        7,588
Paid in capital                                                     68,139       68,139
Retained earnings                                                  127,135       77,558
Unrealised losses on investments                                    (2,003)        (484)
Currency translation adjustment                                       (215)       1,677
---------------------------------------------------------------------------------------

Total shareholders' equity                                         200,644      154,478
---------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                         733,581      577,075
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements

TARQUIN PLC

Consolidated Cash Flow
Year Ended December 31,

                                                                             1997              1996           1995
                                                                     ---------------------------------------------
Cash Flows from Operating Activities                                        $'000             $'000          $'000

Net income                                                                 49,577            50,065         27,493

Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortisation                                           2,409             2,218          2,009

    Deferred income taxes                                                  19,000            23,602         14,637

    Realised investment (gains)/losses                                         (5)              283              -

    Change in:

      Amounts due from intermediaries                                     (13,172)          (14,820)       (89,436)

      Deferred policy acquisition costs                                       314             1,496        (20,429)

      Reinsurance receivables                                             (14,463)         (102,192)       (27,706)

      Unearned premiums                                                    (7,549)            2,573         92,503

      Outstanding claims, losses and loss adjustment
      expenses                                                             97,451           144,078         63,890

      Other                                                                (7,021)          (10,245)        (6,476)
------------------------------------------------------------------------------------------------------------------
    Cash provided by operating activities                                 126,541            97,058         56,485
------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing activities:

Investments:

    Purchase of fixed maturities                                         (263,383)         (102,815)             -

    Proceeds from sale of fixed maturities                                145,901            25,032              -

    Purchase of equity securities                                               -           (13,172)             -

    Proceeds from sale of equity securities                                 2,010                 -              -

Fixed asset additions                                                         (13)             (353)             -

Purchase of syndicate capacity                                             (8,723)             (658)             -

Payment for purchase of Charman Group, net of cash acquired                     -                 -        (31,364)
------------------------------------------------------------------------------------------------------------------
    Cash used in investment activities                                   (124,208)          (91,966)       (31,364)
------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities

    (Repayment)/acquisition of long-term debt                              (3,074)           (1,537)        50,542

    Proceeds from issue of shares                                               -                 -         48,022
------------------------------------------------------------------------------------------------------------------
    Cash (used in) provided by financing activities                        (3,074)           (1,537)        98,564
------------------------------------------------------------------------------------------------------------------
    Effect of exchange rate change on cash                                 (1,338)            2,131              -

    Net (decrease) increase in cash                                        (2,079)            5,686        123,685
------------------------------------------------------------------------------------------------------------------
    Cash at beginning of year                                             129,371           123,685              -
------------------------------------------------------------------------------------------------------------------
    Cash at end of year                                                   127,292           129,371        123,685
==================================================================================================================
Supplemental Disclosure of Cash Information

Interest paid                                                                 957             5,520          5,070

Income tax paid                                                             7,222             6,360            398

The accompanying notes are an integral part of the consolidated financial statements.

TARQUIN PLC

Consolidated Statement of Changes in Stockholders' Equity
At Year Ended December 31,

                                                              1997              1996            1995
                                                       ---------------------------------------------
                                                             $'000             $'000           $'000
Common Stock:

Balance at beginning of year                                 7,588             7,588           7,588

Movement in year                                                 -                 -               -
----------------------------------------------------------------------------------------------------

Balance at end of year                                       7,588             7,588           7,588
----------------------------------------------------------------------------------------------------

Paid in capital:

Balance at beginning of year                                68,139            68,139          68,139

Movement in year                                                 -                 -               -
----------------------------------------------------------------------------------------------------

Balance at end of year                                      68,139            68,139          68,139
----------------------------------------------------------------------------------------------------

Unrealised losses on investments, net of tax

Balance at beginning of year                                  (484)                -               -

Movement in year                                            (1,519)             (484)              -
----------------------------------------------------------------------------------------------------

Balance at end of year                                      (2,003)             (484)              -
----------------------------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of year                                77,558            27,493               -

Net income                                                  49,577            50,065          27,493
----------------------------------------------------------------------------------------------------

Balance at end of year                                     127,135            77,558          27,493
----------------------------------------------------------------------------------------------------

Currency translation adjustment:

Balance at beginning of year                                 1,677              (433)              -

Movement in year                                            (1,892)            2,110            (433)
----------------------------------------------------------------------------------------------------

Balance at end of year                                        (215)            1,677            (433)
----------------------------------------------------------------------------------------------------

Total shareholders' equity                                 200,644           154,478         102,787
----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

     TARQUIN PLC

     Notes to the Consolidated Financial Statements

1.   Summary of significant accounting policies

 (a) Basis of presentation, principles of consolidation and nature of operations

     These accounts have been prepared under generally accepted accounting principles of the United States of America ("U.S. GAAP"), using the Group's functional currency which is U.S. dollars.

     The Company is a worldwide speciality lines insurer and reinsurer. The principal activity of Tarquin plc is that of a corporate underwriting member of Lloyd's of London ("Lloyds"), being the sole member of Syndicate 2488, and of a Lloyd's managing agent for syndicates 2488 and 488. Syndicate 2488 commenced underwriting for the 1995 year of account with a capacity of $264 million which was increased to $313.5 million for the 1996 year of account and to $330 million for the 1997 year of account.

     The consolidated financial statements include the accounts of Tarquin plc, a holding company, its wholly owned subsidiaries, Tarquin Underwriters Limited, a corporate member of Lloyd's, and its dedicated corporate syndicate, 2488. The consolidated financial statements also include the accounts of Charman Underwriting Agencies Limited, a Lloyd's managing agent, and its holding company, Charman Group Limited. Tarquin plc and its subsidiaries are collectively referred to as "Tarquin" or "the Company". All significant inter-company transactions and balances have been eliminated. The 1995 income statement includes the results of the Company's operations since the purchase of Charman Group Limited by Tarquin plc, which occurred on November 30, 1994. Accordingly, the results of operations in the 1995 income statement are for 13 months, however the 1994 results are immaterial to the results of that period.

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and claims and expenses during the reporting period. Actual results could differ from those estimates.

     Accounting Policies

 (b) Underwriting results

     Underwriting results are recognised on an annual accounting basis, which requires estimates for underwriting years which have not yet closed under the Lloyd's three year accounting convention.

 (c) Premiums and unearned premiums reserves

     Premiums are accounted for in the period in which the risk commences. Unearned premiums relating to risks in future periods of account are calculated on a pro-rata basis over the period of the risk.

 (d) Outstanding claims, losses and loss adjustment expenses

     Claims and claim adjustment expense reserves represent estimated provision for both reported and unreported claims incurred and related expenses. The reserves are adjusted regularly based on experience.

     TARQUIN PLC

     Notes to the Consolidated Financial Statements

1.   Summary of significant accounting policies (continued)

     In determining claims and claim adjustment expense reserves, the Company carries out a continuous review of its overall position, its reserving techniques and its reinsurance. These reserves represent the estimated ultimate cost of all incurred claims and claim adjustment expenses. Since the reserves are based on estimates, the ultimate liability may be more or less than such reserves. The effects of changes in such estimated reserves are included in the results of operations in the period in which the estimates are changed. Such changes may be material to the results of operations and could occur in a future period.

 (e) Amounts due from intermediaries

     Amounts due from intermediaries are amounts of premium which, it is estimated, are due to the syndicate from policyholders. These amounts of premium are estimated based on underwriting signings and brokers estimates, and are presented gross of brokerage and commissions. These premium estimates are adjusted periodically to reflect current experience.

 (f) Accrued profit commission

     The company earns fees and profit commissions from managing Syndicate 488. Under the Lloyd's three year accounting convention, profit commission is only due and payable upon the closure of an underwriting account. Estimated amounts of profit commission, based on underwriting results, are therefore accrued in the year to which they relate. Accrued profit commissions are adjusted to reflect current experience, and are included within other income in the revenue account and other assets in the balance sheet.

 (g) Reinsurance receivables

     Amounts receivable from reinsurers are estimated and recorded in a manner consistent with the claim liability associated with the reinsured business. The Company evaluates and monitors the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

 (h) Deferred policy acquisition costs

     Commissions and premium taxes, which vary with and are primarily related to the production of new business, are deferred and amortised pro rata over the contract periods in which the related premiums are earned. Deferred acquisition costs are reviewed to determine if they are recoverable from future income, and if not, are charged to expense. All other acquisition expenses are charged to operations as incurred.

 (I) Investments

     Fixed maturities and equity securities

     Fixed maturities include bonds, notes and redeemable preferred stocks. Equity securities consist solely of common stock. Fixed maturities and equity securities are classified as "available for sale" and are reported at fair value, with unrealised investment gains and losses, net of income taxes, charged or credited directly to stockholders' equity. Fixed maturities and equity securities are valued based upon quoted market prices. Investment income is presented net of investment expenses.

     TARQUIN PLC

     Notes to the Consolidated Financial Statements

1.   Summary of significant accounting policies (continued)

     Cash and cash equivalents
     Cash and cash equivalents include cash on hand and highly liquid debt instruments purchased with an original maturity of three months or less.

     In the normal course of business, the Company enters into transactions involving various types of financial instruments, including debt investments such as fixed maturities and equity securities. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimise losses.

 (j) Realised investment gains and losses

     Realised investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Other than temporary declines in the market value of investments are included in realised investment losses.

 (k) Goodwill and other intangible assets

     Goodwill is amortised on a straight-line basis over a 25 year period.

     The Company has purchased participation rights on Syndicate 488 in the Lloyd's capacity auctions of 1996 and 1997 and in a special offer to Names in 1997 to participate in all future underwriting years. The costs of capacity purchases have been capitalised and are written off over three years on a straight line basis against future underwriting income commencing in the first underwriting year of participation.

     The carrying amount of intangible assets is reviewed regularly for indications of other than temporary impairment in value. Impairments would be recognised in operating results if a permanent diminution in value has deemed to have occurred.

 (l) Income taxes

     Tarquin is a UK tax registered group which is liable for UK income tax on its operating profits. In addition, syndicate 2488 is liable for U.S. Federal income tax on its underwriting profits which are deemed to have arisen in the U.S., which may be offset against UK taxes when calculating total tax liabilities. Deferred income taxes are generally recognised when assets and liabilities have different values for financial statement and tax reporting purposes. These differences result primarily from tax exempt interest income and disallowable interest expense.

 (m) Foreign exchange

     Amounts expressed in foreign currencies are translated into U.S. dollars. Assets and liabilities denominated in sterling are translated into U.S. dollars generally using current rates of exchange and the related translation adjustments are recorded as a separate component of shareholders equity net of any related taxes. Income statement amounts expressed in sterling are translated using average exchange rates. Exchange gains and losses resulting from foreign currency transactions are recorded in other income. The consolidated statement of income contains an aggregate transaction gain/(loss) of $170,736, $4,256,199 and ($870,565) in 1997,
     1996 and 1995, respectively.

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


1.    Summary of significant accounting policies (continued)

  (n) Fixed assets

      Leasehold improvements, equipment and motor vehicles are stated at cost, less accumulated depreciation and amortisation. Depreciation is provided using the straight-line or accelerated method over the estimated useful lives of the related assets which generally range from 2 to 5 years. Amortisation of leasehold improvements is provided using the straight-line method over the term of the lease.

2.    Significant transactions

      During 1996 Lloyd's successfully initiated it's Reconstruction and Renewal Plan ("R&R"), establishing a dedicated run-off company, Equitas Reinsurance Limited to assume the liabilities of the 1992 and prior underwriting years of all syndicates. As part of R&R, Managing Agents were required by Lloyd's to pay a one time contribution to Lloyd's. The contribution payable by the Company was based on the early release of profit commission from the 1995 underwriting year and amounted to $7,652,129. This was recognised as an expense in 1996.

3.    Cash and investments

                                                 1997              1996             1995
                                               -----------------------------------------
                                                $'000             $'000            $'000
      Income from Investment Operations
      Investment income:
       Short-term interest                      7,710             6,555            6,138
       Fixed maturities                        10,912             2,635                -
       Equity securities                        1,511               793                -
      ----------------------------------------------------------------------------------
       Total investment income                 20,133             9,983            6,138
      ----------------------------------------------------------------------------------

       Investment expenses                       (298)              (83)               -
      ----------------------------------------------------------------------------------
       Net investment income                   19,835             9,900            6,138
      ----------------------------------------------------------------------------------

                                                 1997              1996             1995
                                               -----------------------------------------
                                                $'000             $'000            $'000
      Realised investment gains (losses):
      Fixed maturities
        Gains                                     314                24                -
        Losses                                   (313)             (307)               -
      ----------------------------------------------------------------------------------
        Net gains/(losses)                          1              (283)               -
      ----------------------------------------------------------------------------------
      Equity securities
        Gains                                       4                 -                -
        Losses                                      -                 -                -
      ----------------------------------------------------------------------------------
        Net gains                                   4                 -                -
      ----------------------------------------------------------------------------------
      Realised investment gains/(losses)            5              (283)               -
      ----------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

3.    Cash and investments (continued)

                                                               1997            1996            1995
                                                             --------------------------------------
                                                              $'000           $'000           $'000
      Unrealised Investment Gains /(Losses), Net of Tax
      Fixed maturities:
       Gains                                                    317             218               -
       Losses                                                (1,283)           (117)              -
      ---------------------------------------------------------------------------------------------
       Net (losses)/gains                                      (966)            101               -
      ---------------------------------------------------------------------------------------------

      Equity securities:
       Gains                                                    265              30               -
       Losses                                                  (451)           (615)              -
       Foreign exchange                                        (367)              -               -
      ---------------------------------------------------------------------------------------------
       Net losses                                              (553)           (585)              -
      ---------------------------------------------------------------------------------------------

       Total unrealised investment losses                    (1,519)           (484)              -
      ---------------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


3.    Cash and investments (continued)

      Fixed maturities

      The amortised cost, estimated fair values (based principally upon quoted market prices) and gross unrealised gains and losses of fixed maturities at December 31, were as follows:

                                                                                   1997
                                     --------------------------------------------------
                                                  Estimated         Gross         Gross
                                     Amortised         Fair    Unrealised    Unrealised
       Category:                          Cost        Value         Gains        Losses
                                     --------------------------------------------------
                                         $'000        $'000         $'000         $'000

       UK governments                   52,712       52,042             0         (670)
       Foreign governments              10,390       10,349            13          (54)
       Corporate and other              45,847       45,469           128         (506)
       U.S. Treasury and agencies       84,034       84,157           176          (53)
       --------------------------------------------------------------------------------
       Total fixed maturities          192,983      192,017           317       (1,283)
       --------------------------------------------------------------------------------

                                                                                   1996
                                     --------------------------------------------------
                                                  Estimated         Gross         Gross
                                     Amortised         Fair    Unrealised    Unrealised
       Category:                          Cost        Value         Gains        Losses
                                     --------------------------------------------------
                                         $'000        $'000         $'000         $'000

       UK governments                    9,845        9,855            23          (13)
       Foreign Governments                  --           --            --            --
       Corporate and other              32,421       32,546           146          (21)
       U.S. Treasury and agencies       35,242       35,208            49          (83)
       --------------------------------------------------------------------------------
       Total fixed maturities           77,508       77,609           218         (117)
       --------------------------------------------------------------------------------

      The amortised cost and estimated fair value of fixed maturities at December 31, by contractual years-to-maturity follow. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations.

                                                                                   1997
                                                                 ----------------------
                                                                              Estimated
                                                                 Amortised         Fair
       Maturity                                                       Cost        Value
                                                                 ----------------------
                                                                     $'000        $'000

       One year or less                                             75,536       75,616
       Over one year through five years                             77,840       76,967
       Over five years through ten years                             1,389        1,391
       Due after ten years                                          38,218       38,043
       --------------------------------------------------------------------------------
       Total fixed maturities                                      192,983      192,017
       --------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

3.    Cash and investments (continued)

      Equity Securities

      The cost, estimated fair values (based principally upon quoted market prices) and gross unrealised gains and losses of equity securities at December 31, were as follows:

                                                                                       1997
                                   --------------------------------------------------------
                                                 Estimated           Gross            Gross
                                                      Fair      Unrealised       Unrealised
                                     Cost            Value           Gains           Losses
                                   --------------------------------------------------------
                                    $'000            $'000           $'000            $'000

      Common stocks                10,087            9,534              75            (628)
      -------------------------------------------------------------------------------------

      Total equity securities      10,087            9,534              75            (628)
      -------------------------------------------------------------------------------------

                                                                                       1996
                                   --------------------------------------------------------
                                                 Estimated           Gross            Gross
                                                      Fair      Unrealised       Unrealised
                                     Cost            Value           Gains           Losses
                                   --------------------------------------------------------
                                    $'000            $'000           $'000            $'000

      Common stocks                13,173           12,588              30            (615)
      -------------------------------------------------------------------------------------

      Total equity securities      13,173           12,588              30            (615)
      -------------------------------------------------------------------------------------

      The Company held no derivative financial instruments in its investment portfolio during the three year period ended December 31, 1997.

      As of December 31, 1997, the Company had no concentration of investments in a single investee exceeding 10% of shareholders' equity, except for UK and U.S. government issues.

4.    Fair value disclosures of financial instruments

      SFAS No 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about certain financial instruments (insurance contracts and taxes are excluded) for which it is practicable to estimate such values, whether or not these instruments are included in the balance sheet. The fair values presented for certain financial instruments are estimated which, in many cases, may differ significantly from the amounts which could be realised upon immediate liquidation. In cases where market prices are not available, estimates of fair value are based on discounted cash flow analyses which utilise current interest rates for similar financial instruments which have comparable terms and credit quality.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

      Cash and Cash Equivalents

      For these short-term investments, the carrying amount approximates fair value.

      Fixed maturities

      Fair values are based on quoted market prices.

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

4.    Fair value disclosures of financial instruments (continued)

      Equity Securities
      Fair values are based on quoted market prices.
      Long Term Debt
      Fair values are estimated by discounting future contractual cash flows using the current rates at which the Company could borrow.

      The estimated fair values of the financial instruments as of December 31, were as follows:

                                                          1997                       1996
                                     ----------------------------------------------------
                                        Carrying                  Carrying
                                           value    Fair value       value     Fair value
                                     ----------------------------------------------------
                                           $'000         $'000       $'000          $'000
      Financial Assets:
      Cash and cash equivalents          127,292       127,292     129,371        129,371
      Fixed maturities                   192,017       192,017      77,609         77,609
      Equity securities                    9,534         9,534      12,588         12,588
      -----------------------------------------------------------------------------------
                                         328,843       328,843     219,568        219,568
      -----------------------------------------------------------------------------------
      Financial liabilities:
      Long term debt                      45,931        49,666      49,005         54,795
      -----------------------------------------------------------------------------------

5.    Restricted assets

      Within the Company's holdings of cash and investments are two funds which are subject to restrictions as to their use. These restrictions are placed upon the Company by Lloyds. The funds which are held by Syndicate 2488 may only be used within that syndicate's terms of trade. In addition, Tarquin Underwriters Limited is required to maintain funds in order to support its underwriting activities via Syndicate 2488. The amounts of these funds are as follows:

                                                                     1997            1996
                                                             ----------------------------
                                                                    $'000           $'000
      Syndicate 2488
          Fixed maturities                                        137,925          50,459
          Cash and cash equivalents                                87,286          67,830

      Tarquin Underwriters Limited
          Fixed maturities                                         54,092          27,130
          Equity securities                                         9,534          12,588
          Cash and cash equivalents                                28,791          53,365
      -----------------------------------------------------------------------------------
      Total restricted assets                                     317,628         211,372
      -----------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


5.    Restricted assets (continued)

      Within Syndicate 2488's holdings of cash and cash equivalents, there are deposits in respect of the following:



                                                                 1997         1996
                                                               -------------------
                                                                $'000        $'000

      Joint Asset Trust Fund                                    1,307        1,609
      Additional Securities Limited                             4,914        4,403
      Kentucky Trust Fund                                         155          152
      -----------------------------------------------------------------------------

                                                                6,376        6,164
      -----------------------------------------------------------------------------

      Deposits made to the Joint Asset Trust Fund are calculated by reference to the Syndicates' gross liabilities in respect of U.S. situs surplus lines and reinsurance business (i.e. risks geographically located in the U.S.). The fund is a requirement for the Syndicate to write this type of business in the U.S.

      The Syndicate is required to lodge a deposit with Additional Securities Limited in order to comply with the statutory requirements of various countries in which it does business.

      Kentucky is the only state in the U.S. where all Lloyd's syndicates are licensed to write insurance business. With effect from January 1, 1996, all underwriting members of Lloyd's conducting licensed Kentucky business are required to maintain a joint asset trust fund in Kentucky to meet certain capital and surplus requirements. Each syndicate year of account has also been required to establish trust funds in respect of the liabilities for the Kentucky licensed business written by its Names. These liabilities based trust funds are adjusted quarterly according to a liabilities calculation agreed to with the Kentucky Insurance Department.

6.    Fixed assets

      Fixed assets are summarised as follows:

                                                           1997         1996
                                                         -------------------
                                                          $'000        $'000

      Furniture, equipment and other                      2,509        2,501
      Less accumulated depreciation                      (1,416)        (948)
      -----------------------------------------------------------------------

      Fixed assets                                        1,093        1,553
      -----------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements



7.    Intangible assets

      During 1995, Tarquin plc purchased Charman Group for cash and shares of $59,984,000, which resulted in goodwill of $42,602,000.

      The Company has purchased participation rights on Syndicate 488 in the Lloyd's capacity auctions of 1996 and 1997. Additionally, the Company made a cash offer to the Names participating on the 1997 year of Syndicates 488 and 2488. The offer was formally announced on May 30, 1997 and closed on July 31, 1997. Names were offered 16.5 cents for every $1.65 of capacity and a total capacity of $70,361,948 was acquired.




                                                                     1997           1996
                                                                  -----------------------
                                                                     $'000          $'000
      Goodwill (including accumulated amortisation of
      $5,106,000 and $3,404,000)                                    37,495         39,198
      Cost of acquiring capacity (including accumulated
      amortisation of $219,000 at December 31, 1997)                 9,139            658
      ------------------------------------------------------------------------------------

                                                                    46,634         39,856
      ------------------------------------------------------------------------------------
      Goodwill:
                                                                     1997           1996
                                                                  -----------------------
                                                                     $'000          $'000

      Balance at beginning of the year                              39,197         40,900

      Amortisation                                                  (1,702)        (1,702)
      ------------------------------------------------------------------------------------

                                                                    37,495         39,198
      ------------------------------------------------------------------------------------
      Cost of Acquiring Capacity:
                                                                     1997           1996
                                                                  -----------------------
                                                                     $'000          $'000
      Balance at beginning of the year                                 658             --

      Additions in year                                              8,723            658

      Amortisation                                                    (219)            --

      Movements on exchange                                            (23)            --
      ------------------------------------------------------------------------------------

                                                                     9,139            658
      ------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


8.    Reinsurance

      In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavourable underwriting results by reinsuring certain levels of risk in various areas of exposure with other Lloyd's Syndicates, insurance companies or reinsurers. Reinsurance transactions are accounted for in accordance with the provisions of SFAS No. 113.

      Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honour their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company determines the appropriate amount of reinsurance based on market conditions (including the availability and pricing of reinsurance). The company also believes that the terms of its reinsurance contracts are consistent with industry practice in that they contain standard terms with respect to lines of business covered, limit and retention, arbitration and occurrence. Based on its review of its reinsurers' financial statements and reputations in the reinsurance marketplace, the Company believes that its reinsurers are financially sound.

      The Company is subject to credit concentration risk with respect to reinsurance ceded. The Company's three largest reinsurers accounted for approximately 69.7% and 63.7% of reinsurance receivables on outstanding claims, losses and loss adjustment expenses at December 31, 1997 and 1996, respectively. See Note 17 for a discussion of litigation in which the company is involved with respect to its reinsurance programs.

      The effect of reinsurance on premiums written was as follows:



                                                                1997         1996        1995
                                                         ------------------------------------
                                                               $'000        $'000       $'000

Direct                                                       274,782      239,470     236,549

Assumed                                                       16,080        9,998       8,057

Ceded                                                        (74,956)     (68,535)    (45,929)
---------------------------------------------------------------------------------------------
Net premiums                                                 215,906      180,933     198,677
---------------------------------------------------------------------------------------------

The effect of reinsurance on property and casualty premiums earned was as follows:


                                                                1997         1996        1995
                                                         ------------------------------------
                                                               $'000        $'000       $'000

Direct                                                       283,117      239,639     147,093

Assumed                                                       14,517        9,302       5,010

Ceded                                                        (74,441)     (59,407)    (28,963)
---------------------------------------------------------------------------------------------

Net premiums                                                 223,193      189,534     123,140
---------------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

8.    Reinsurance (continued)

      The effect of reinsurance on outstanding claims, losses and loss adjustment expenses was as follows:


                                                                              1997           1996           1995
                                                                          --------------------------------------
                                                                             $'000          $'000          $'000
Direct                                                                     302,587        205,223         62,479

Assumed                                                                      2,832          2,745          1,410

Ceded                                                                     (144,363)      (129,900)       (26,705)
----------------------------------------------------------------------------------------------------------------
Net outstanding claims, losses and loss adjustment expenses                161,056         78,068         37,184
----------------------------------------------------------------------------------------------------------------


9.    Deferred Policy Acquisition Expenses

      The following reflects the amount of policy acquisition expenses deferred and amortized for the years ended December 31:

                                                                 1997         1996         1995
                                                             ----------------------------------
                                                                $'000        $'000        $'000

Balance at the beginning of the year                           18,933       20,429            -

Acquisition expenses deferred                                  48,815       48,880       53,979

Amortized to expense during the year                          (48,934)     (51,108)     (33,550)

Movement on foreign exchange                                     (195)         732            -
--------------------------------------------------------------------------------------------------------
Balance at end of the year                                     18,619       18,933       20,429
--------------------------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

10.   Reconciliation of net liability for claims and adjustment expenses

      The Company regularly updates its reserve estimates as new information becomes available and further events occur which may impact the resolution of unsettled claims. As the Company has not previously prepared accounts on an annual basis, nor estimated their liability for claims and adjustment expenses on an annual basis, these accounts reflect no prior year development. The table below provides a reconciliation of the beginning and ending reserves for unpaid losses and loss adjustment expenses (LAE) for the years ended December 31, as follows:


                                                                                                       1997         1996
      ------------------------------------------------------------------------------------------------------------------
                                                                                                      $'000        $'000
      Gross liability, beginning of year                                                            207,968       63,890
      Reinsurance recoverable beginning of year                                                    (129,900)     (26,706)
      ------------------------------------------------------------------------------------------------------------------
      Net liability, beginning of year                                                               78,068       37,184
      ------------------------------------------------------------------------------------------------------------------
      Plus:

      Provisions for claims and adjustment expenses occurring in the current year                   113,811       63,971
      Increase/(decrease) in estimated claims and adjustment expenses arising from prior years'
      insured events                                                                                      -            -
      Movement on foreign exchange                                                                   (1,133)       1,113
      ------------------------------------------------------------------------------------------------------------------
                                                                                                    112,678       65,084
      ------------------------------------------------------------------------------------------------------------------
      Less:

      Payment for claims arising in:
      Current year                                                                                    3,965        4,475
      Prior year                                                                                     25,725       19,725
      ------------------------------------------------------------------------------------------------------------------
                                                                                                     29,690       24,200
      ------------------------------------------------------------------------------------------------------------------
      Net liability, end of year                                                                    161,056       78,068
      Reinsurance recoverable end of year                                                           144,363      129,900
      ------------------------------------------------------------------------------------------------------------------
      Gross liability, end of year                                                                  305,419      207,968
      ------------------------------------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements



11.   Taxes

      A summary of the income tax expense in the consolidated income statement is shown below:

                                                1997          1996          1995
                                             -----------------------------------
                                             $  '000       $  '000       $  '000

      Current expense:

      UK                                       6,895         5,321         3,787

      US                                           -             -             -
      --------------------------------------------------------------------------
        Total current expense                  6,895         5,321         3,787
      --------------------------------------------------------------------------
      Deferred expense:

      UK                                       1,131         2,059         2,761

      US                                      17,869        21,543        11,876
      --------------------------------------------------------------------------
        Total deferred expense                19,000        23,602        14,637
      --------------------------------------------------------------------------
      Total tax expense                       25,895        28,923        18,424
      --------------------------------------------------------------------------

      UK corporation tax is payable at the rate of 33% on group trading profits earned in calendar years 1995 and 1996. The corporation tax rate was reduced to 31% for profits earned after April 1, 1997, therefore the trading profits of 1997 are subject to two different rates of taxation, depending on when they were realised. Tax on the underwriting profits of Tarquin Underwriters Limited is not payable until one year after the closure of the underwriting year to which it relates. An underwriting account will normally close after three years.

      Tarquin Underwriters Limited is liable for U.S. Federal Income tax (USFIT) on underwriting profits determined to have arisen from U.S. underwriting. Under the existing UK double taxation rules, this USFIT can be offset against the UK tax payable when the underwriting year closes. Included in the figure of other assets as at December 31, 1997 is USFIT paid of $2,004,135, $2,104,051 and $2,334,544 in respect of the 1997, 1996 and
      1995 underwriting years, respectively.

      No UK tax computations for the Company have been agreed to by the Revenue since the inception of the Company.

      Tax on the profit commission receipts of Charman Underwriting Agencies Limited is not payable until one year after receipt which is after the closure of the underwriting year to which it relates.

      The income taxes attributable to the consolidated results of operations are different from the amounts determined by multiplying income before income taxes by the statutory income tax rate. The sources of the difference were as follows:

                                                         1997          1996          1995
                                                      -----------------------------------
                                                      $  '000       $  '000       $  '000

      Income tax expense at statutory rates            23,774        26,066        15,152

      Tax exempt interest income                       (2,652)         (122)         (104)

      Disallowable interest expense on Aeneas debt      2,902         2,902         2,902

      Goodwill amortisation                               562           562           562

      Tax credits and other, net                        1,309          (485)          (88)
      -----------------------------------------------------------------------------------
      Income tax at effective rate                     25,895        28,923        18,424
      -----------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


11.   Taxes (continued)

      The deferred income tax liability represents the tax effects of temporary differences. Its components were as follows at December 31,


                                                                              1997          1996
                                                                         -----------------------

                                                                             $'000         $'000

      Underwriting profits of Tarquin Underwriters Limited                  51,285        33,419

      Profit commissions of Charman Underwriting Agencies Limited           14,035        13,374

      Investment income                                                        570             -

      Other, net                                                               232           267
      ------------------------------------------------------------------------------------------
      Deferred income tax liability, gross                                  66,122        47,060
      ------------------------------------------------------------------------------------------

      There were no gross deferred income tax assets at December 31, 1997 or 1996.

12.   Leases

      Rental expenses for operating leases, principally with respect to buildings, amounted to $203,871, $176,934, and $176,934 in 1997, 1996 and
      1995 respectively. As of December 31, 1997, future minimum rental payments under non-cancellable operating leases were approximately $2,393,325, payable as follows: 1998 - $478,665; 1999 - $478,665; 2000 - $478,665;
      2001 - $478,665; 2002 - $478,665; and $0 million thereafter.

13.   Capital structure

                                                                             1997          1997
                                                                        -----------------------
                                                                            number        $'000

      Authorised equity shares

      US $1 "A" ordinary shares                                          2,658,800        2,659

      US $0.01 "A" ordinary shares                                         572,162            6

      US $1.00 "B" ordinary shares                                         712,788          710

      US $1.00 "C" ordinary shares                                       4,229,988        4,202


      Authorised non-equity shares
      (Pounds)1 deferred shares                                             50,000           83
-----------------------------------------------------------------------------------------------
                                                                                          7,660
-----------------------------------------------------------------------------------------------

      Issued equity shares

      US $1.00 "A" ordinary shares                                       2,658,800        2,659

      US $1.00 "B" ordinary shares                                         710,000          710

      US $1.00 "C" ordinary shares                                       4,202,200        4,202

      TARQUIN PLC

      Notes to the Consolidated Financial Statements




13.   Capital structure (continued)



                                                                              1997          1997
                                                                         -----------------------
                                                                            number        $ '000


      Allotted non-equity shares
      (Pounds)1 sterling deferred shares                                    50,000            83
      ------------------------------------------------------------------------------------------
                                                                                           7,654
      ------------------------------------------------------------------------------------------

      Called up and fully paid equity shares

      US $1 "A" ordinary shares                                          2,658,800         2,659

      US $1 "B" ordinary shares                                            710,000           710

      US $1 "C" ordinary shares                                          4,202,200         4,202
      ------------------------------------------------------------------------------------------
                                                                                           7,571
      ------------------------------------------------------------------------------------------

      Called up and fully paid non equity shares (Pounds)1 sterling
       deferred shares                                                      10,570            17
      ------------------------------------------------------------------------------------------

      Total called up and fully paid shares                                                7,588
      ------------------------------------------------------------------------------------------

      The following rights are attached to the different classes of shares comprising the capital of the company.

      (Pounds)1 Sterling Deferred shares

      The holders of the deferred shares shall not by virtue of their holdings of such shares, have the rights to receive notice of any general meeting of the company nor the right to attend, speak or vote at any such general meeting. The deferred shares shall, on the return of assets on a winding up, entitle the holder only to the repayment of the amounts paid upon such shares after repayment of the capital paid up on ordinary shares plus the payment of sterling (Pounds)10,000,000 per such ordinary share.

      US $1 ordinary shares

      The holders of U.S. $1 ordinary shares shall rank pari passu in respect of voting rights, dividends and division of assets on a winding up.

      The holders of "C" ordinary shares shall be entitled to appoint and remove up to three directors of the company, the holders of "A" ordinary shares up to two directors of the company and the holders of "B" ordinary shares one director depending on the relevant proportions of total issued equity which each class of shares represent.

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

13.   Capital structure (continued)

      Earn-out provision

      Upon the first occurrence of an Exit Event, which is defined as the earlier of December 31, 1999, an initial public offering or sale of the Company, additional shares may become available which may be distributed at the sole discretion of Charman Trustees Limited, an indirectly but wholly owned subsidiary of Tarquin plc. The amount of additional shares to become available is based upon the internal rate of return of the "B" ordinary and "C" ordinary shares of the Company measured at the date of the Exit Event, but will not exceed 7% of the ordinary shares in issue immediately prior to the Exit Event. As these shares have not been granted to specific employees, no compensation expense has been recorded in these financial statements.

      Dividend Distribution Restrictions

      Charman Underwriting Agencies Limited is a Lloyd's managing agent. All Lloyd's managing agencies are subject to solvency provisions which place effective limits on the amounts of distributable profits. These limits are designed to ensure that the agencies retain sufficient funds to manage their businesses. Charman Underwriting Agencies Limited must maintain its level of net current assets (on a UK GAAP basis) at each balance sheet date so that it equals or exceeds 25% of the agency's recurring expenditure, after deducting certain expenses. The agency must also maintain its net assets (on a UK GAAP basis) at each balance sheet date so that they are equal to or greater than the higher of minimum qualifying capital (currently (Pounds)325,000) or .275% of aggregate syndicate allocated capacity. Charman Underwriting Agencies Limited can meet the solvency requirements from amounts of retained earnings as at December 31, 1997 which means that post-tax earnings from that date onwards will be fully distributable subject only to changes in the solvency requirements.

14.   Pension plans

      The Company operates both a defined contribution scheme and a defined benefit scheme to provide benefits for the staff of Charman Underwriting Agencies Limited. Both schemes are fully insured.

      The defined benefit scheme is a final salary scheme contracted-out of the State Earnings Related Pensions Scheme under the provisions of the Pensions Schemes Act 1995. It is an exempt approved scheme under Chapter 1 of part XIV of the Income and Corporation Taxes Act 1988 and is established and governed by a trust deed and rules which have been approved by the Occupational Pensions Board and the Pensions Schemes Office.

      Components of net pension expense for the years ended December 31 were as follows:



                                                                    1997         1996         1995
                                                               ------------------------------------
                                                                   $'000        $'000        $'000

      Service cost - benefits earned during the year                  93           88           82

      Interest accrued on projected benefit obligation               161          161          157

      Actual return on assets                                       (199)        (202)          12

      Net amortisation and deferral                                    4           31         (178)
      ---------------------------------------------------------------------------------------------
      Net pension expense                                             59           78           73
      ---------------------------------------------------------------------------------------------

      TARQUIN PLC

      Notes to the Consolidated Financial Statements

14.   Pension plans (continued)

      The following table summarises the combined status as of 31 December of the defined benefit pension plan.


                                                                                              1997         1996
                                                                                            -------------------
                                                                                            $ '000       $ '000
      Actuarial present value of benefit obligations:

      Vested benefit obligation                                                              2,572        1,991

      Unvested benefit obligation                                                                -            -
      ----------------------------------------------------------------------------------------------------------
      Accumulated benefit obligation                                                         2,572        1,991
      ----------------------------------------------------------------------------------------------------------
      Pension (liability) asset included in Consolidated Balance Sheets:

      Projected benefit obligation                                                          (2,774)      (2,143)

      Plan assets at fair value                                                              2,376        2,110
      ----------------------------------------------------------------------------------------------------------
      Plan assets in excess of (less than) projected benefit obligation                       (398)         (33)

      Unamortised transition obligation                                                        (13)         (16)
      ----------------------------------------------------------------------------------------------------------
      Net pension asset (liability)                                                             13            0
      ----------------------------------------------------------------------------------------------------------

      Determination of the projected benefit obligation was based on a weighted average discount rate of 7.5% in 1997 and 6.5% in 1996, and the assumed long-term rate of return on plan assets was 9.0%. The actuarial present value of the projected benefit obligations was determined using assumed rates of increase in future compensation levels ranging from 5% to 6%. Plan assets are invested in a with profits deposit administration insurance contract.

      The company also has a defined contribution pension plan for its employees. This plan is a contracted-out money purchase scheme. The plan expense in 1997, 1996 and 1995 was $181,000, $162,000 and $146,000,
      respectively.

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


15.   Related party transactions

      Charman Underwriting Agencies Limited is the managing agency for Syndicates 488 and 2488. Syndicate 2488 has a single corporate member - Tarquin Underwriters Limited - another group company. Syndicate 488 is financed by a mix of traditional "bespoke" Names and Members Agents Pooling Arrangements (MAPA) and corporate capital.

      The following table shows the participation of directors of group companies in the capacity of Syndicate 488.


                                                                                         Underwriting year
                                                             ---------------------------------------------
                                                               1998          1997         1996        1995
                                                             ---------------------------------------------
                                                              $'000         $'000        $'000       $'000

      JR Charman                                                  -           495          495         495
      RDH Brindle                                                 -            41          231         231
      DG Penney                                                   -           109          109         109
      DJ de M Coulthard (resigned 15 October 1996)                -             -           91          83
      AF Jackson (retired 30 September 1996)                      -             -           96          84

      Charman Underwriting Agencies Limited charges the providers of capital on its two managed syndicates a fixed fee (based on syndicate capacity) which encompasses the managing agent's fee and syndicate expenses. This flat fee covers all normal expenses which managing agents, in accordance with best practice, are able to recover from a syndicate, including, but not limited to, staff and property costs, computer charges, travel and Lloyd's charges. Items not included are those which are incurred as a direct consequence of business transactions such as commissions, a 1.1% premium levy (on the 1997 account and onwards), claims adjusters and related legal fees, foreign exchange variances and overseas premium taxes. No further amount is charged to the syndicates provided that they close in the normal manner at the end of 36 months.

      For 1995, 1996 and 1997 the flat fee was 2.5% of capacity. This was increased in 1998 to 2.75% subject to a minimum aggregate fee of (Pounds)9,075,000 or approximately $15,000,000.

      Managed syndicates are charged a profit commission which is based on the underwriting profits of a closed underwriting account. Profit commission for the 1995, 1996 and 1997 accounts has been and will be charged at the rate of 15%. For the 1998 underwriting year this will be increased to 17.5%.

      The amount of profit commission and management fee income from Syndicate 488 was $11,526,000, $16,251,000 and $11,585,000 in 1997, 1996 and 1995,
      respectively. The amount of profit commission accrued at December 31, 1997 and 1996 was $18,940,000 and $29,358,000, respectively.

      In addition, the Company has outstanding debt with Aeneas Venture Corporation, a related party. See Note 16 for further information on this related party debt.

      TARQUIN PLC

      Notes to the Consolidated Financial Statements


16.   Debt


                                                                       1997             1996
                                                                     -----------------------
      Long term debt                                                  $'000            $'000

      Aeneas Venture Corporation loan                                35,172           35,172
      Bank of Boston loan                                            10,759           13,833
      --------------------------------------------------------------------------------------
                                                                     45,931           49,005
      --------------------------------------------------------------------------------------


       With respect to the above long-term debt, the Company has incurred interest expense of $5,428,000, $5,621,000 and $5,070,000 during 1997,
       1996 and 1995, respectively. Interest payable at December 31, 1997 and 1996 was $4,572,000 and $0 respectively.

       Loan - Bank of Boston

       The Bank of Boston advanced $15,370,000 to the Company on November 27, 1995. Interest on the loan is payable at a rate of 1 1/2% per annum above LIBOR rates at one, three or six monthly intervals, at the Company's discretion. The loan is repayable in instalments of between 10% and 30% of the amount advanced with the last instalment being repayable on the earlier of seven days after the release to Charman Underwriting Agencies Limited of profit commission in respect of the 1997 underwriting year of account or June 30, 2000.

       This loan agreement contains covenants which limit the Company's ability to pay dividends and enter into certain transactions. Additionally, this loan agreement requires that the tangible net worth of the Company (under Lloyd's 3 year accounting rules) not be less than $46,200,000 from the period July 1, 1997 through June 30, 1998 and $88,020,000, from July 1, 1998 onward.

       Related Party Loan - Aeneas Venture Corporation

       A loan of $35,172,000 was advanced to the company by Aeneas Venture Corporation, a company whose sole shareholder is the President and Fellows of Harvard University, on November 30, 1994. The President and Fellows of Harvard University are also the sole shareholder of Phemus Corporation which holds all of the US$1 "B" ordinary shares in the Company.

       Interest payable on the loan is calculated by two methods; a base rate of 13% per annum is payable annually in arrears; an additional rate of up to 12% will become payable on the "Final Repayment Date" which is the earlier of:

       1.  the date of an initial public offering ("IPO");

       2. the date of a sale of shares of Tarquin plc to a third party or parties who are not connected persons with any of the existing shareholders of the company which, when aggregated with all previous such sales comprises more than 50% of the shares subscribed for by the investors;

       3. the seventh anniversary of the date of the original loan agreement (which was December 22, 1994); or

       4. in the absence of an IPO or sale prior to such seventh anniversary, such later date, not exceeding 36 months from the date of the seventh anniversary as the lender may determine.

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

     TARQUIN PLC

     Notes to the Consolidated Financial Statements

16.  Debt (continued)

     The additional rate payable will be determined by a formula which is dependent on the internal rate of return which accrues to "B" and "C" US$1 ordinary shares upon the "Final Repayment Date".

     The additional interest amount has been accrued at the full 12% as an evaluation of the internal rate of return has indicated that it is in excess of the amount which would cause the full 12% to become payable. However, no amount is payable until the "Final Repayment Date". Additional interest expense of $4,220,640 has been recognised in each of the three years ended December 31, 1997.

     This loan agreement also contains covenants which limit the Company's ability to pay dividends and enter into certain transactions.

17.  Contingencies

     The terms of certain reinsurance contracts for Syndicate 2488, for which Tarquin Underwriters Limited is the sole capital provider, are being disputed by reinsurers. Current legal advice confirms the contracts are fully enforceable and, therefore, no provision has been made. As at December 31, 1997, the amounts due under the contracts in question was $10,768,870 and reinsurance receivables on unpaid losses and IBNR was $30,578,736.


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